UpHealth Announces CEO Transition and Organizational Changes

Martin Beck Appointed CEO; Replacing Samuel Meckey

Announces the Elimination of 20 Corporate Roles

DELRAY BEACH, Fla., Oct. 11, 2023 (GLOBE NEWSWIRE) – UpHealth, Inc. (“UpHealth,” the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced the October 5, 2023 appointment by the Board of Directors of the Company of Martin Beck to serve as the Company’s next Chief Executive Officer, replacing Samuel Meckey, effective October 6, 2023, and Mr. Beck being named as a member of the Board of Directors effective October 9, 2023. Mr. Beck has been UpHealth’s Chief Financial Officer since February 2020. Jay Jennings, currently the Company’s Chief Accounting Officer, will assume the role of Chief Financial Officer.

The Company also announced today the reduction of an additional 20 corporate roles. These organizational changes do not impact the Company’s business units. This action was taken to mitigate the financial impact of the September 14, 2023 decision by a trial court in New York to grant summary judgment in favor of Needham & Company LLC (“Needham”) (“the Needham decision”). The Company continues to seek a fair resolution through an appeals process of the judgment.

“Martin has the financial acumen and operational expertise to guide our Company forward. He is the ideal leader to navigate UpHealth through the current financial landscape,” said Dr. Avi Katz, Chair of the Company’s Board of Directors. “I am confident that with the work we have done to restructure our financials and with Martin at the helm, UpHealth will continue to serve our customers to their full satisfaction by delivering on our mission to enable high quality, affordable and accessible healthcare for all and to focus on maximizing long-term stakeholder value creation.”

Dr. Katz continued, “I would like to thank Sam for his contributions to the Company. Sam successfully delivered against operational goals and helped accelerate UpHealth’s transformation and growth. We are continuing to focus on serving customers, partners and patients, and we thank all our team members, including those affected by today’s reduction in force, for delivering on our promises to our stakeholders without interruption.”

Mr. Beck said, “I am eager to take on the role of CEO and lead our team at this pivotal juncture for the Company. The aggressive cost reduction actions taken by our new management team represent a first step in the execution of our plan to preserve and enhance stakeholder value.”

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow at UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the Ch. 11 bankruptcy process and the operations of UpHealth and its subsidiaries with UpHealth Holdings under the protection of the Bankruptcy Court, the prospects for an appeal of the summary judgment issued in favor of Needham, the projected operation and financial performance of UpHealth, its product offerings and developments and reception of its product by customers, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts:

Investors Relations:

Shannon Devine (MZ North America)
Managing Director
203-741-8811
UPH@mzgroup.us